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                                                                      EXHIBIT 12


VODAFONE GROUP PLC
COMPUTATION OF EARNINGS TO FIXED CHARGES AND EARNINGS TO FIXED CHARGES AND PREFERENCE SHARE DIVIDENDS
{disclose ratio for last 5 fiscal years and latest interim period}



                                                                     SIX MONTHS TO
                                           Data source         Ref    30 SEPTEMBER                 YEAR ENDED 31 MARCH
                                                                              2003       2003        2002      2001     2000   1999
                                                                                     (RESTATED)
UK GAAP

Fixed charges
Interest payable by subsidiaries                   ARA           a             594      1,123         971     1,156      405     90
Payments under operating leases                    ARA           b             243        470         345       248      354    177
Implied interest in operating leases          33% of b           c              80        155         114        82      117     58
Preference dividends (pre tax cost
 equivalent, assuming 35% tax rate)                ARA           d              40         85          94        91       62      -
                                                                            ------    ---------------------------------------------
Fixed charges                                            e=a+b+c+d             715      1,363       1,179     1,329      583    148
                                                                            ------    ---------------------------------------------
Earnings
Profit/(loss) on ordinary activities
 before tax                                        ARA           f          (1,992)    (6,208)    (13,539)   (8,086)   1,351    935
Adjusted for:
Share of operating profit/(loss) in
 joint ventures and associated
 undertakings                                      ARA           g             263       (156)     (1,457)     (550)    (185)   116
Net interest payable- share of joint
 ventures and associated undertakings              ARA          h1            (105)      (295)       (342)     (327)     (51)   (18)
Profit/(loss ) on ordinary activities
 before tax - discontinued operations                           h2              65       (272)       (418)        -        -      -
                                                                            ------    ---------------------------------------------
Profit/(loss) before associates,
 JV's and tax                                          i=f-g-h1-h2          (2,215)    (5,485)    (11,322)   (7,209)   1,587    837
Add: Fixed charges                                               e             715      1,363       1,179     1,329      583    148
Add: Cash received from associated
 undertakings and joint ventures                   ARA           j             805        742         139       353      236      3
Less: Preference dividends (pre tax
 cost equivalent, assuming 35%
 tax rate)                                                       d             (40)       (85)        (94)      (91)     (62)     -
                                                                            ------    ---------------------------------------------
"Earnings"                                               k=I+e+j-d            (736)    (3,465)    (10,098)   (5,618)   2,345    989
                                                                            ------    ---------------------------------------------
Ratio of earnings to fixed charges                             k/e            (1.0)      (2.5)       (8.6)     (4.2)     4.0    6.7
Deficit                                                                     (1,450)    (4,828)    (11,277)   (6,947)       -      -


US GAAP

Fixed charges
Interest payable by subsidiaries                   ARA           a             594      1,123         971     1,156      405     90
Payments under operating leases                    ARA           b             243        470         345       248      354    177
Implied interest in operating leases          33% of b           c              80        155         114        82      117     58
Preference dividends (pre tax cost
 equivalent, assuming 35% tax rate)                ARA           d              40         85          94        91       62      -
                                                                            ------    ---------------------------------------------
Fixed charges                                            e=a+b+c+d             715      1,363       1,179     1,329      583    148
                                                                            ------    ---------------------------------------------
Earnings
Profit/(loss) on ordinary activities
 before tax                                        ARA           f          (1,992)    (6,208)    (13,539)   (8,086)   1,351    935
Adjusted for:
Share of operating profit/(loss) in joint
 ventures and associated undertakings              ARA           g             263       (156)     (1,457)     (550)    (185)   116
Net interest payable- share of joint
 ventures and associated undertakings              ARA          h1            (105)      (295)       (342)     (327)     (51)   (18)
Profit/(loss ) on ordinary activities
 before tax - discontinued operations                           h2              65       (272)       (418)        -        -      -
                                                                            ------    ---------------------------------------------
Profit/(loss) before associates,
 JV's and tax                                          i=f-g-h1-h2          (2,215)    (5,485)    (11,322)   (7,209)   1,587    837

UK/US GAAP Adjustments:
Goodwill amortisation charge of
 subsidiary companies                                                       (3,116)    (5,487)     (7,288)   (3,034)    (113)   (38)
Exceptional items                                                             (253)       270           -         -        -      -
Connection income                                                               12         16         (15)      (54)       -      -
Reorganisation costs                                                             -          -           -        84       25      -
Profit/(loss) on sale of businesses                                              -          -         (85)        -        1      2
Other                                                                           12        (52)        (36)      (87)      (9)    (4)
                                                                            ------    ---------------------------------------------
                                                                            (5,560)   (10,738)    (18,746)  (10,300)   1,491    797

Add: Fixed charges                                               e             715      1,363       1,179     1,329      583    148
Add: Cash received from associated
 undertakings and joint ventures                   ARA           j             805        742         139       353      236      3
Less: Preference dividends (pre tax cost
 equivalent, assuming 35% tax rate)                              d             (40)       (85)        (94)      (91)     (62)     -
                                                                            ------    ---------------------------------------------
"Earnings"                                               k=I+e+j-d          (4,081)    (8,718)    (17,522)   (8,709)   2,249    949
                                                                            ------    ---------------------------------------------

Ratio of earnings to fixed charges                             k/e            (5.7)      (6.4)      (14.9)     (6.6)     3.9    6.4

Deficit                                                                     (4,795)   (10,081)    (18,701)  (10,038)       -      -
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